Exhibit 10.30

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement”) is entered into as of the 14th day of July, 2003, by and among Amerivision Communications, Inc., an Oklahoma corporation (“Borrower”); and Continental Business Credit (“Continental”); Textron Financial Corporation (“Textron”); Republic Financial Corporation, a Colorado corporation and LINC Credit, L.L.C. (hereafter Republic and LINC are collectively referred to as “LINC” or “Agent”), a Delaware limited liability company and successor-in-interest to Coast Business Credit (“Coast”), a division of Southern Pacific Bank (“SPB”), a California corporation (Continental, Textron, and LINC are, together, the “Lenders”).

A. Borrower is indebted to Lenders, as evidenced by (i) that Loan and Security Agreement, and (ii) that Schedule to Loan and Security Agreement, both dated February 4, 1999, and as amended from time to time, executed by Borrower in favor of Coast and the various other parties thereto.

B. The loan documents described in the foregoing Recital, together with any documents executed pursuant thereto or hereto, are referred to collectively as the “Loan Documents”; the credit facility and related obligation(s) described in the Loan Documents are referred to collectively as the “Loan”.

C. The Federal Deposit Insurance Corporation was appointed receiver of SPB on or about February 7, 2003. On or about May 13, 2003, Coast’s position in the Loan was sold to LINC.

D. The Loan matured by its terms on May 31, 2003 (the “Maturity Date”), and all outstanding principal and accrued and unpaid interest and expenses thereunder (the “Obligations”) are currently due and payable in full. Under the terms of the Loan Documents, Lenders are presently entitled to exercise any or all of the rights and remedies provided in the Loan Documents, including without limitation, demanding payment of all Obligations, refusing to provide additional financial accommodations to the Borrower and/or enforcement of the Lenders’ liens on and security interest in the Collateral.

E. Borrower has requested that Lenders conditionally and temporarily forbear in the exercise of remedies on certain terms and conditions. Borrower has brought a lawsuit against Lenders in the Oklahoma County District Court, case number CJ-2003-5886, State of Oklahoma, in which it seeks legal and equitable relief against the Lenders for various alleged unlawful and unauthorized acts against the Borrower and its interests and the interests of others, as outlined the Borrower’s Verified Petition. Lenders, while denying the jurisdiction and venue of the Oklahoma County District Court, deny the allegations of the Borrower and deny that Borrower is entitled to the requested relief.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Definitions. Unless otherwise defined herein, capitalized terms used herein that are defined in the Loan Documents are used herein as therein defined.

“Affiliate” means, with respect to any Person, another Person who (i) owns an equity interest in the first Person, of any degree, (ii) is owned, as to equity interest, by the first Person, in any degree, (iii) Controls the first Person, (iv) is Controlled by the first Person, or (v) is Controlled by a Person who also Controls the first Person.

“Claims” means any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected, including without limitation, the claims asserted by Borrower in the Lawsuit.

“Control” means the ability to substantially direct the policies of a Person, whether directly or indirectly, and whether such influence exists by right or by economic compulsion.

“Forbearance Period” means the period commencing on the date hereof and terminating on the earlier of (i) September 30, 2003, unless extended pursuant to the terms of paragraph 8 of this Agreement; or (ii) the occurrence of a Termination Event.

“Lawsuit” means the case filed by Borrower in the District Court of Oklahoma County, Oklahoma, styled Amerivision Communications, Inc. v. LINC Credit, L.L.C., et al., Case No. CJ-2003-5886.

“Lender Parties” means Lenders, their participants, predecessors, successors and assigns and their present and previous agents, attorneys, representatives, Affiliates, officers, directors, and each of them.

“Permitted Event of Default” means the present Event of Default arising under the Loan Documents from Borrower’s failure to make payment when due under the Loan Documents.

“Person” means any natural person and any legal entity with the ability to enter into contracts.

“Termination Event” means the occurrence of any one or more of: (i) the breach of any warranty or representation made to Lenders under this Agreement, (ii) the failure of Borrower to comply strictly with all covenants and obligations under this Agreement, (iii) the existence of any Event of Default under the Loan Documents (other than the Permitted Event of Default), and (iv) Borrower’s direct collection of or redirection of any payment due to Borrower by a third party (unless such payment is immediately delivered to Lenders and Borrower provides the third party immediate notice to forward all future payments to the Collection Account (as defined herein)); provided, however, Termination Event shall not include Borrower’s default under Sections 10.1(r), (s), (t) or (u) of the Loan and Security Agreement dated February 4, 1999.

2. Borrower’s Affirmation of Loan. Borrower acknowledges, warrants and represents that (i) pursuant to the Loan Documents, its obligations to repay the Loan are absolute and unconditional, and there exists no right of deduction, setoff, recoupment, counterclaim or defense of any nature whatsoever to payment of the Loan that has not been released herein, (ii) the Loan has matured and that Lenders have been under no obligation to fund advances under the Loan Documents since the Maturity Date, (iii) the Loan Documents are valid and enforceable against Borrower in accordance with their terms and grant Lenders valid and perfected security interests in the collateral described therein (the “Collateral”), with the priority required by the Loan Documents, and (iv) the amount outstanding under the Loan, including principal and interest but excluding expenses, as of July 7, 2003, totaled approximately $12,073,683.77. Without limiting the foregoing, Borrower specifically agrees that the Lockbox Agreement dated February 4, 1999, among Borrower, Coast and Bank of Oklahoma, N.A. remains in full force and effect, that Borrower will continue to immediately deposit all cash, checks, drafts or other orders for payment of money relating to or constituting payments made in respect of any and all Collateral in deposit account number 208319181 (“Deposit Account”), and that Borrower will instruct its customers to continue to send payments directly to the Deposit Account. Borrower further agrees that Lenders have “control” over the Deposit Account, as such term is defined in Section 9104 of the California Commercial Code.

3. Lenders’ Agreement of Forbearance. Lenders agree to forbear in the exercise of any remedies with respect to the Loan during the Forbearance Period. Upon the expiration or termination of the Forbearance Period, Lenders shall be entitled to pursue all remedies provided for under the Loan Documents, except as provided herein.

4. Interest Rate. From May 31, 2003 (the maturity date of the Loan) through the expiration or termination of the Forbearance Period, interest shall accrue on the Loan at the default rate as provided in the Loan Documents.

5. Advances to Borrower During Forbearance Period. From the date of execution hereof until expiration or termination of the Forbearance Period, no advances shall be made on the Loan except as follows:

a. Upon the effectiveness of this Agreement and Borrower’s payment of all accrued interest, Lenders shall advance a sum equal to the net amount of the cash collected by Lenders on account of Borrower’s operations from June 19, 2003 through July 14, 2003, less the sum of $300,000.00, which shall be retained by Lenders to be applied to the Loan in accordance with the Loan Documents.

b. For the period commencing July 15, 2003, and ending on the earlier of the expiration or termination of the Forbearance Period, Lenders shall readvance amounts of cash collected by Lenders on account of Borrower’s operations during such period, less a retention amount that shall become due from such collections beginning on the first (1st) business day of each week and which shall be applied to the Loan in accordance with the Loan Documents. The retention amount shall be determined as follows: (i) for the week beginning on Tuesday, July 15, and ending on Friday, July 18, 2003, and for each subsequent week through and including the week of August 29, 2003, the retention amount shall be $35,000.00 per week, (ii) for the week beginning September 1, 2003, and for each subsequent week through and including the “short” week of September 29 and 30, 2003, the retention amount shall be $40,000.00 per week, (iii) if the Forbearance Period is extended pursuant to paragraph 8 of this Agreement, no additional retention shall be due for the week ending October 3, 2003, and for each subsequent week through October 31, 2003, the retention amount shall be $40,000.00 per week, and (iv) for the week beginning on Monday, November 3, 2003, and ending on November 28, 2003, the retention amount shall be $45,000.00 per week. Borrower must pay each week’s retention amount through collections or separate payment by the end of the week in which the retention amount is imposed, and its failure to do so shall permit Lenders, at their option, to terminate the Forbearance Period.

Advances shall be made by Agent by 2:00 p.m. Mountain Time the next business day following Agent’s receipt of a formal draw request from Borrower in the manner specified in the Loan Documents and in form and content acceptable to Agent; provided, such draw request is received by Agent before 10:00 a.m. Mountain Time on a regular business day.

6. Reports. Not later than fifteen (15) days following the execution hereof, Borrower shall deliver to Lenders Borrower’s final FYE 2002 audited financial statements prepared by an accounting firm acceptable to Lenders. No later than September 1, 2003, Borrower shall deliver to Lenders a detailed list of Borrower’s fixed assets, inventory and equipment and specific physical location of same. Additionally, not later than five (5) days following the execution hereof, Borrower shall deliver to Lenders: (i) accounts receivable aging for all Borrower’s accounts for the period ending June 30, 2003, (ii) accounts payable aging for all Borrower’s accounts for the period ending June 30, 2003, and (iii) Borrower’s financial statements as of May 31, 2003, including profit and loss statements, balance sheet, and statement of cash flows. Further, on July 15, 2003, and the first day of each successive week thereafter, Borrower shall provide to Lenders: (i) weekly accounts receivable agings for all of its accounts, (ii) weekly accounts payable agings for all of its accounts; (iii) summarized weekly billing and collection information (iv) detailed listing of inventory and equipment held for sale or lease, (v) summary listing of new connections, customer disconnections (with service), and customer disconnections (without service), and (vi) any other information which Lenders may request. Finally, on or before the twelfth (12th) business day of each month during the Forbearance Period, Borrower shall provide to Lenders financial statements as of the end of the preceding month, including a profit and loss statement, balance sheet, and statement of cash flows, and comparable information for the same period during the prior year. During the Forbearance Period, all reports and/or information provided to Lenders from Borrower, under this or any other provision in this Agreement or the Loan Documents, shall remain strictly confidential and shall not be disclosed to any other third party without Borrowers written consent, except when such information is disclosed by Lenders to further the legitimate business interests of Lenders, and the party to whom such information is disclosed agrees to be bound by the terms of this sentence.

7. Refinance, Re-capitalization or Sale of Borrower. Borrower has advised Lenders that Borrower’s strategy to repay Lenders is based upon the intended refinancing, recapitalization or sale of Borrower. Lenders’ agreement to enter into this Agreement is in material part based upon Borrower’s representations to Lenders in this regard and upon Borrower’s diligent and continuous work to arrange such refinancing, re-capitalization or sale. In this regard, Borrower hereby covenants that it will perform the following as evidence of its work to arrange such a transaction:

a. By the date this Agreement is executed, Borrower will retain a restructuring consultant or chief restructuring officer acceptable to Lenders. Lenders acknowledge that Borrower has retained Blumberg Investments as such restructuring consultant/chief restructuring officer, and hereby accepts such retention and acknowledges that requirements of this subsection have been satisfied.

b. ensure that Blumberg Investments, or a replacement chief restructuring officer reasonably acceptable to Lenders, and Borrower’s president provide weekly written and verbal updates to Lenders regarding the status of their work, including, but not limited to, detail on company operations, persons contacted relative to refinancing, re-capitalization and sale proposals, status of discussions with those persons, and plans for further action.

c. reasonably accommodate Lenders’ auditors who shall review the books and records of Borrower in a manner that does not materially interfere with Borrower’s normal operations.

Notwithstanding the foregoing, Borrower acknowledges that Lenders are under no obligation to release their security interest in Borrower’s assets or to compromise any of their indebtedness in connection with any refinancing, re-capitalization or sale of Borrower (unless any such transaction will involve the payment in full of the Obligations or any such arrangement which is acceptable to the parties or is ordered by a court of competent jurisdiction).

8. Extension of Forbearance Period. Provided it has not terminated prior to September 30, 2003, the Forbearance Period shall be extended to November 30, 2003, on the following conditions:

a. Payment to Lenders of an extension fee in the sum of $150,000.00, which fee shall be deemed earned by Lenders as of October 1, 2003, but which will be payable by Borrower on December 1, 2003, or a date earlier which is mutually agreed to by the parties in writing. Borrower’s payment obligation under this paragraph shall be excluded from any calculation regarding any covenant under the Loan Documents.

b. Lenders’ receipt of a signed Letter of Intent agreement between Borrower and one or more third parties an investor, group, or organization with assets and capabilities necessary to close by December 1, 2003 (or such other date as agreed in writing between the parties) a transaction of at least $15 million that provides for payment of the Loan to Lenders in full, and which is supported by evidence, satisfactory to Lenders, of the third party(s)’ financial ability to close such a transaction, including financial statements, bank statements, references and such other information as Lenders may reasonably request. While Lenders may agree to a compromise of the Obligations if they so elect in writing in their absolute discretion, Lenders shall not otherwise be obligated to release their security interest in Borrower’s assets except upon payment in full of the Obligations.

9. Use of Collateral. During the Forbearance Period, Borrower shall not (i) use or dispose of any of the Collateral outside the ordinary course of business, (ii) make any payment or distribution to any shareholder of Borrower, (iii) purchase treasury stock, or (iv) sell, lease or otherwise dispose of any equipment (including equipment held for sale or lease) without the prior written consent of Agent regardless of whether such sale, lease or disposition is in the ordinary course of business. All proceeds from Borrower’s sale, lease or other disposition of equipment (including equipment held for resale) shall be paid to Lenders.

10. Foreclosure. Lenders agree to provide Borrower two (2) business days notice of Lenders’ intention to foreclose on and remove any Equipment or Inventory (as such terms are defined in the Loan Documents) located at Borrower’s offices in Oklahoma City and Talequah, Oklahoma. Borrower agrees that, following the expiration or earlier termination of the Forbearance Period, Lenders may dispose of some or all of the personal property included in the Collateral at one or more private sales or public foreclosure sales (each a “Foreclosure Sale”), upon ten (10) days notice to Borrower. Borrower agrees that it will cooperate with Lenders in an orderly transfer of the personal property collateral pursuant to any such Foreclosure Sale. Borrower agrees that Lenders may convene any public Foreclosure Sale in the State of Oklahoma, provided that arrangements are made for the participation of interested parties by telephone conference. Any other requirements of prior notice with respect to the Foreclosure Sale, and any other requirement relating to the method, timing, advertisement or conduct of such Foreclosure Sale, are hereby waived, it being acknowledged that the Loan is in default. Borrower agrees that, following the expiration or earlier termination of the Forbearance Period, Borrower shall, if requested by Lenders, execute a deed in lieu of foreclosure in favor of Lenders in a form reasonably acceptable to Lenders. Borrower agrees that it will cooperate with Lenders in assembling the Collateral for the benefit of Lenders and in showing the Collateral to potential purchasers and in providing information to prospective purchasers regarding Borrower’s operations and its use of the Collateral. The provisions of this paragraph shall not constitute a waiver of Borrowers rights under applicable Bankruptcy Law.

11. Lenders’ Right of Access. During the Forbearance Period, Borrower shall, during normal business hours, permit Lenders’ officers, auditors, outside consultants and other representatives (i) full and complete access to the books and records of Borrower, wherever located (but Borrower warrants and represents that all such records are and shall be maintained at Borrower’s main office), (ii) to discuss matters relevant to the Loan with Borrower’s present employees, accountants and other representatives, (provided that (A) such discussions are solely for purposes of verifying information relevant to the Loan, (B) such discussions are first approved by the Chief Executive Officer or the Chief Financial Officer of Borrower, which approval will not be unreasonably withheld, and (C) Lenders’ employees, accountants and representatives agree to keep such discussions confidential as required by paragraph 6, above), (iii) to review any records or information that Lenders may deem relevant to the assessment of the status of the Loan and the Collateral, and (iv) to otherwise assess and investigate the status of the Collateral and the financial condition of Borrower.

12. No Conflicting Law or Agreement. Borrower warrants and represents that its execution, delivery and performance of this Agreement does not constitute a breach of or default under, and will not violate or conflict with, any provisions of the constituent documents of Borrower; of any contract, financing agreement, lease, or other agreement to which Borrower is a party or by which its properties may be affected; or any law, regulation, judgment, order or decree to which Borrower is subject or by which its properties may be affected; nor will the same result in the creation or imposition of any encumbrance upon any properties of Borrower, other than those in favor of Lenders.

13. No Consent Required. Borrower warrants and represents that its execution, delivery, and performance of this Agreement does not require the consent or approval of or the giving of notice to any person or entity except for those consents which have been duly and finally obtained and are in full force and effect.

14. Conditions to Closing. Borrower shall deliver the following documents to Agent, fully executed by all parties other than Agent and in form and substance acceptable to Agent and its counsel, as conditions to the effectiveness of the transactions described in this Agreement:

a.                                        This Agreement;

b.                                       An order entered by the Court in the Lawsuit dissolving the Temporary Restraining Order entered on July 8, 2003, and dismissing all of Borrower’s Claims in the Lawsuit with prejudice to refiling the same; and

c.              Such other documents as Lenders may reasonably require.

15.              Unconditional Full Release of All Claims and Defenses. In consideration of Lenders’ execution of this Agreement, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by Lenders arising under the Loan Documents and this Agreement, Borrower hereby releases and forever discharges the Lender Parties, the Federal Deposit Insurance Corporation in its receivership capacity, Coast, and SPB, their agents, employees, officers, servants, and directors and all persons and entities in privity with them or any of them, of and from any and all Claims that Borrower may have against them as of the execution of this Agreement. As of the date of this Agreement, Borrower further agrees that it shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, or other proceeding, whether judicial, administrative or otherwise, or otherwise attempting to collect or enforce, any such released Claim and agrees to indemnify, defend (with counsel satisfactory to Lenders) and hold harmless Lenders against any and all loss, liability, claim or expense, including attorneys’ fees, that it might incur as a result of any breach of this Section by Borrower or the assertion of any Claim or defense that exists by Borrower. As of the date of this Agreement, Borrower further waives any presently existing defenses against the payment and performance of all obligations (of every nature, character and description) to Lenders under the Loan Documents. Additionally, Borrower acknowledges that Borrower is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Borrower hereby waives and relinquishes any rights and benefits which it may have under Section 1542.

16. No Alienation of Claims. Borrower warrants and represents to Lenders that Borrower has not granted or purported to grant to any other person or entity any interest whatsoever in any Claim, as security or otherwise, and that its execution hereof does not require the consent of or notice to any third party in order to be fully effective as to any Claim that may have existed in favor of Borrower at any time.

17. Valid Consideration: Binding Agreement. Borrower warrants, represents and acknowledges that absent this Agreement Lenders are not obligated to Borrower to forbear in the exercise of remedies; that Lenders have agreed to forbear in reliance upon the binding effect, validity and enforceability of this Agreement; that this Agreement has been executed and delivered by Borrower for adequate consideration and value under all applicable laws; and that this Agreement is valid, binding and enforceable in accordance with its terms.

18.        Recitals. The Parties warrant and represent that the statements contained in the above recitals are true.

19. Notices. Any communications concerning this Agreement or the credit described herein shall be addressed as provided in the Loan Documents, except that notices to Lenders or Agent shall be addressed as follows:

LINC Credit, L.L.C.

c/o Republic Financial Corporation

Attn: Vice President-Documentation 3300 S. Parker Rd., Suite 500

Aurora, CO 80014-3522

Telecopier: (303) 338-9360

With a copy (which shall not constitute notice) to:

Boult, Cummings, Conners & Berry

Attn: John W. Myers II

414 Union Street, Suite 1600

Nashville, TN 37219

Telecopier: (615) 252-6349

LINC Credit, L.L.C.

Attn: Dan Rouse

3300 S. Parker Rd., Suite 500

Aurora, CO 80014-3522

Telecopier: (303 923-2197

Notices to Borrower:

Amerivision Communications Inc.

Attn: Mr. Robert Cook, President

5900 Mosteller Drive

Oklahoma City, OK 73112

Telecopier: (405)-600-3880

20. Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to (i) impair the validity, perfection, or priority of any security interest granted therein, or (ii) waive or impair any rights, powers, or remedies of Lenders under the Loan Documents. This Agreement has been reviewed fully by all parties and shall not be construed against any party as author.

21. Voluntary Agreement. The Parties warrant and represent that they are represented by legal counsel of their choice; have investigated fully their alternatives to the execution and performance of this Agreement; have, had ample time to review this Agreement and consult with their counsel; are fully aware of the terms contained in this Agreement; and have knowingly, voluntarily and without coercion or duress of any kind entered into this Agreement and the documents executed in connection with this Agreement.

22. Not Partners No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lenders a partner of Borrower for any purpose. This Agreement has been executed for the sole benefit of Lenders and Borrower and there. are no third party beneficiaries hereof.

23. Indulgence Not Waiver. Lenders’ indulgence in any other departure from the terms of this Agreement or any other Loan Document shall not prejudice Lenders’ right to demand strict compliance therewith.

24. Assignment rent. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Borrower and Lenders, except that Borrower may not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lenders. Any attempted assignment or delegation by Borrower without the required prior consent shall be void.

25. Entire Agreement. This Agreement and the other written agreements among the parties represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. Lenders are under no obligation to extend or consider the extension of the Forbearance Period. In the event of an inconsistency between this Agreement and the provisions of the Loan Documents, the provisions of this Agreement shall control.

26. Exhibits and Schedules. All exhibits and schedules referred to in this Agreement are incorporated herein by reference. Borrower warrants and represents that all information presented in schedules hereto is complete and accurate.

27. Amendment and Waiver in Writing. No provision of this Agreement can be amended, modified, or waived, except by a statement in writing signed by the party against which enforcement of the amendment, modification, or waiver is sought.

28.    Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

29.    Gender and Number. Words used herein indicating gender or number shall be read as context may require.

30. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective sections.

31. Counterparts. This Agreement may be executed in counterparts with all signatures or by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one document. Each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

32. Facsimiles. This Agreement may be executed by facsimile signatures, and shall be effective when Agent has received original or telecopy transmissions of the signature pages executed by all parties hereto; provided, however, that all parties shall deliver original executed documents to Agent promptly following the execution hereof.

33. Applicable Law. The validity, construction and enforcement of this Agreement shall be determined according to the laws of California applicable to contracts executed, delivered and performed entirely within that state, and Borrower specifically confirms that Section 11.16 of the Loan and Security Agreement dated February 4, 1999, remains in force and effect with respect to this Agreement.

34. Expenses. Borrower agrees to pay any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and litigation expenses) incurred by Lenders with respect to (i) attending to Borrower’s default, (ii) the preparation and negotiation of this Agreement and the documents described herein, (iii) the future administration of the Loan, including, but not limited to, the costs and expenses of Lenders’ auditors and (iv) any future breaches of this Agreement by Borrower. All such costs and expenses shall be added to the balance of the Loan. Lenders’ costs of preparation and negotiation of this Agreement and the documents described herein through July 14, 2003, and Lenders’ litigation costs, including travel expenses and attorney’s fees incurred from the date of filing of the Lawsuit through July 14, 2003, shall not exceed the sum $75,000.00.

35. Joinder of Lenders. Lenders have joined with Agent in the execution of this Agreement to evidence their consent and agreement to the terms and conditions hereof, to the extent (if any) that their consent or agreement may be required by the applicable Loan Documents. Lenders’ joinder in the execution hereof does not evidence or create any obligation of Agent to obtain Lenders’ consent or agreement as to this or any future matter, except as may be required under the Loan Documents.

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LENDERS:

LINC CREDIT, L.L.C.

By:

Title:

REPUBLIC FINANCIAL CORPORATION

By:

Title:

CONTINENTAL BUSINESS CREDIT

By:

Title:

TEXTRON FINANCIAL CORPORATION

By:

Title:

BORROWER:

AMERIVISION COMMUNICATIONS, INC.

By:

Title:

IN THE DISTRICT COURT OF OKLAHOMA COUNTY COURT

STATE OF OKLAHOMA

AMERIVISION COMMUNICATIONS, INC.,

d/b/a LIFELINE COMMUNICATIONS,

an Oklahoma corporation,

Plaintiff,

Case No. CJ-2003-5886

VS.

LINC CREDIT, L.L.C., a Colorado Limited
Liability Company, REPUBLIC FINANCIAL
CORPORATION, a Colorado corporation; and
THE BANK OF OKLAHOMA, N.A., an
Oklahoma corporation,

ORDER DISSOLVING TEMPORARY RESTRAINING ORDER

AND DISMISSING PLAINTIFF’S CLAIMS WITH PREJUDICE

This matter came before the Court on the oral motion of plaintiff Amerivision Communications, Inc. (“Plaintiff”) for an order dissolving the Temporary Restraining Order obtained by Plaintiff without notice and entered herein on July 8, 2003, and dismissing Plaintiff’s claims in this case with prejudice to refiling of the same

Having heard the statements of counsel for Plaintiff and having reviewed the court file, the Court finds that Plaintiff’s oral motion should be, and hereby is, granted.

IT IS THEREFORE ORDERED that the Temporary Restraining Order entered herein on July 8, 2003, is hereby dissolved in all respects and is of no longer of any force or effect.

IT IS FURTHER ORDERED that Plaintiff s claims in this case against defendants LINC Credit, L.L.C., and Republic Financial Corporation and Bank of Oklahoma, N.A. are hereby dismissed with prejudice to the refiling of the same.

ENTERED this 15th day of July 2003.

DAVID M. HARBOUR
DISTRICT JUDGE OF OKLAHOMA COUNTY

IN THE DISTRICT COURT OF OKLAHOMA COUNTY

STATE OF OKLAHOMA

AMERIVISION COMMUNICATIONS, INC. d/b/a LIFELINE COMMUNICATIONS,

an Oklahoma Corporation,

Plaintiff,

Case No. CJ-2003-5886

v.

LINC CREDIT, L.L.C., a Colorado Limited

Liability Company, REPUBLIC FINANCIAL

CORPORATION, a Colorado Corporation,

and THE BANK OF OKLAHOMA, N.A.

an Oklahoma Corporation,

Defendants.

DISMISSAL WITH PREJUDICE

COME NOW-the Plaintiff herein, Amerivision Communications, Inc., d/b/a Lifeline Communications, by and through their attorney of record, Jon McLanahan of Lester, Loving & Davies, P.C., and hereby dismiss the above filed and numbered cause with prejudice to the re-filing of a future action thereon.

Dated this           day of July, 2003

Jon McLanahan, OBA No. 12777
LESTER, LOVING & DAVIES, P.C.
1505 S. Renaissance Boulevard
Edmond OK 73013-9958
Telephone: (405) 844-9900
Facsimile: (405) 844-9958
ATTORNEYS FOR PLAINTIFF

APPROVED:

Attorneys for Plaintiff

Jon McLanahan, OBA No. 12777
Andrew W. Lester, OBA No. 5388
LESTER, LOVING & DAVIES, P.C.
1505 Renaissance Blvd.
Edmond, OK 73013
Telephone: (405) 844-9900
Facsimile: (405) 844-9958